Exhibit 32.1

Certifications Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)

In connection with Amendment No. 1 to the Quarterly Report (the “report”) of GeM Solutions, Inc. (the “Company”) on Form 10-QSB for the period ended March 31, 2007, as filed with the Securities and Exchange Commission on or about the date hereof, I, John E. Baker, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to my knowledge:

(1)                                  the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John E. Baker
John E. Baker
Chief Executive Officer and
Chief Financial Officer

Date: May 21, 2007